Exhibit 32.1

TipMeFast, Inc.

Certification Pursuant to 18 U.S.C. § 1350

Section 906 Certifications

Pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002 (Public Law 107-204), the undersigned, Raid Chalil, the Chief Executive Officer of TipMeFast, Inc., (the "Company"), hereby certify that:

1.     The Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on November 13, 2023.

TipMeFast, Inc.

By: /s/ Raid Chalil
Raid Chalil,
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to TipMeFast, Inc. and will be retained by TipMeFast, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.